Exhibit 99.1

September 1 , 2022 OTCQB: SVBL, TSX: SVB

SILVER BULL ANNOUNCES TERMINATION OF OPTION AGREEMENT WITH SOUTH32 AT SIERRA MOJADA

Vancouver, British Columbia – Silver Bull Resources, Inc. (OTCQB: SVBL, TSX: SVB) (“Silver Bull”) announces the termination of the option agreement with a wholly-owned subsidiary of South32 Limited (“South32”) at the Sierra Mojada project located in Coahuila, Mexico. The Sierra Mojada project has been illegally blockaded (see news release from September 30, 2019) and thus there has been an inability to progress investment in exploration activities.

Tim Barry, CEO commented, “While we are disappointed that South32 has decided to terminate the option agreement for Sierra Mojada, we understand their reasoning given the inability to access the project site since September 2019. We appreciate South32’s professionalism throughout this partnership.”

Mr. Barry went on to say, “The ongoing illegal blockade of the Sierra Mojada project by the local mining cooperative, Sociedad Cooperativa de Exploración Minera Minero Norteños S.C.L., has been in place since September 2019. There has been no intervention by the appropriate authorities to bring this to an end and despite the Company’s many attempts to reach a reasonable path towards an amicable settlement, we have been unable to gain permanent access to the project site. We hope that this unfortunate recent outcome will encourage the appropriate government agencies to take immediate action to remove the illegal blockade for the betterment of the project and the broader local community and businesses.”

Silver Bull will continue to assess the current situation at Sierra Mojada and other opportunities outside of Mexico as they present.

About Silver Bull Resources:

Silver Bull’s primary asset is the Sierra Mojada deposit located in Coahuila, Mexico. Sierra Mojada is an open pittable oxide deposit with a NI 43-101 compliant Measured and Indicated “global” Mineral Resource of 70.4 million tonnes grading 3.4% zinc and 38.6 g/t silver for 5.35 billion pounds of contained zinc and 87.4 million ounces of contained silver. Included within the “global” Mineral Resource is a Measured and Indicated “high grade zinc zone” of 13.5 million tonnes with an average grade of 11.2% zinc at a 6% cutoff, for 3.336 billion pounds of contained zinc, and a Measured and Indicated “high grade silver zone” of 15.2 million tonnes with an average grade of 114.9 g/t silver at a 50 g/t cutoff for 56.3 million contained ounces of silver. Mineralization remains open in the east, west, and northerly directions.

The constraining pit was optimised and calculated using a NSR cut-off based on a silver price of US$15/oz, and a zinc price of US$1.20/lb and assumed a recovery for silver of 75% and a recovery for zinc of 41%. Approximately 60% of the current 3.2-kilometer mineralized body is at or near surface before dipping at around 6 degrees to the east.

CATEGORY	TONNES (MT)	AG (G/T)	CU (%)	PB (%)	ZN (%)	AG (MOZS)	CU (MLBS)	PB (MLBS)	ZN (MLBS)
MEASURED	52.0	39.2	0.04%	0.3%	4.0%	65.5	45.9	379.1	4,589.3
INDICATED	18.4	37.0	0.03%	0.2%	1.9%	21.9	10.8	87.0	764.6
TOTAL M&I	70.4	38.6	0.04%	0.3%	3.4%	87.4	56.8	466.1	5,353.9
INFERRED	0.1	8.8	0.02%	0.2%	6.4%	0.02	0.04	0.4	10.7

For a full summary of the Sierra Mojada resource, please refer to Silver Bull’s news release dated October 31, 2018 and filed on its profile at www.SEDAR.com, or by visiting the following link:

https://www.silverbullresources.com/news/silver-bull-resources-announces-5.35-billion-pounds-zinc-87.4-million-ounces-silver-in-updated-sierra-mojada-measured-and/

The technical information of this news release has been reviewed and approved by Tim Barry, a Chartered Professional Geologist (CPAusIMM), and a qualified person for the purposes of National Instrument 43-101.

On behalf of the Board of Directors

“Tim Barry”

Tim Barry, CPAusIMM

Chief Executive Officer and Director

INVESTOR RELATIONS:

+1 604 687 5800 info@silverbullresources.com

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated, and Inferred Mineral Resources: In October 2018, the U.S. Securities and Exchange Commission (the “SEC”) approved final rules requiring comprehensive and detailed disclosure requirements for issuers with material mining operations. The provisions in Industry Guide 7 and Item 102 of Regulation S-K have been replaced with a new subpart 1300 of Regulation S-K (“S-K 1300”) under the Securities Act of 1933 (the “Securities Act”). The Company will be required to comply with these new rules in its disclosures for the fiscal year ending October 31, 2022, and thereafter. The requirements and standards under S-K 1300 differ from those under Canadian securities laws. This news release uses the terms “measured mineral resources”, “indicated mineral resources”, and “inferred resources” which are defined in, and required to be disclosed by, NI 43-101 under guidelines set out in the Definition Standards for Mineral Resources and Mineral Reserves adopted by the Canadian Institute of Mining, Metallurgy and Petroleum Council. While the terms are substantially similar to the same terms defined under S-K 1300, there are differences in the definitions. Accordingly, there is no assurance any mineral resources or mineral reserves that the Company may report under NI 43-101 will be the same as resource or reserve estimates prepared under the standards adopted under S-K 1300. The estimation of measured, indicated and inferred mineral resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that measured and indicated mineral resources will be converted into reserves. The estimation of inferred mineral resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of mineral resources. U.S. investors are cautioned not to assume that estimates of inferred mineral resources exist, are economically minable, or will be upgraded into measured or indicated mineral resources. Under Canadian securities laws, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies.

Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations, however the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. Accordingly, the information contained in this news release may not be comparable to similar information made public by U.S. companies that are not subject NI 43-101.

Cautionary note regarding forward looking statements: This news release contains forward-looking statements regarding future events and Silver Bull’s future results that are subject to the safe harbors created under the U.S. Private Securities Litigation Reform Act of 1995, the Securities Act, and the Securities Exchange Act of 1934, and applicable Canadian securities laws. Forward-looking statements include, among others, statements regarding the Company’s assessment of the situation at Sierra Mojada and other opportunities outside of Mexico, the Mineral Resource estimates for the Sierra Mojada project and the development of the project. These statements are based on current expectations, estimates, forecasts, and projections about Silver Bull’s and Arras’s exploration projects, the industry in which Silver Bull operates and the beliefs and assumptions of Silver Bull’s management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “may,” variations of such words, and similar expressions and references to future periods, are intended to identify such forward-looking statements. Forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, including such factors as whether management’s focus will be as described in this news release, the results of exploration activities and whether the results continue to support continued exploration activities, unexpected variations in ore grade, types and metallurgy, volatility and level of commodity prices, the availability of sufficient future financing, and other matters discussed under the caption “Risk Factors” in Silver Bull’s Annual Report on Form 10-K for the fiscal year ended October 31, 2021 and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian securities commissions available on www.sedar.com. Readers are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.